EXHIBIT 99.02

                 Certification of Chief Operating Officer Pursuant to
                             18 U.S.C. Section 1350,
                             as Adopted Pursuant to
                   Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of ICON Health & Fitness, Inc. (the "Company") for the quarterly period ended November 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Gary E. Stevenson, as Chief Operating Officer of the Company, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Name: Gary E. Stevenson
Title: Chief Operating Officer
Date: January 14, 2003

This certification accompanies the Report pursuant to 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of 18 of the Securities Exchange Act of 1934, as amended.